SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 17, 2001
                Date of Report (Date of earliest event reported)


                        NEW WORLD RESTAURANT GROUP, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                      0-27148                 13-3690261
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                    Identification Number)

                             246 Industrial Way West
                           Eatontown, New Jersey 07724
                    (Address of principal offices) (Zip Code)


                                 (732) 544-0155
              (Registrant's telephone number, including area code)

                     NEW WORLD COFFEE-MANHATTAN BAGEL, INC.
          (Former name or Former address, if changed since last report)


                                Page 1 of 2 Pages
                         Exhibit Index Appears at Page 2


Item 5.  Other Events

     (a) Audit Committee. Edward McCabe has today, at a special meeting of the Board of Directors, been appointed a member of the Audit Committee of the Board of Directors, which also includes Keith Barket and Karen Hogan, and has a total of three members. The Chairman of the Audit Committee is Keith Barket.

     (b) Compensation Committee. William Nimmo and Ramin Kamfar have today, at a special meeting of the Board of Directors, been appointed members of the Compensation Committee of the Board of Directors, which also includes Keith Barket, and has a total of three members. The Chairman of the Compensation Committee is William Nimmo.

     (c) Change of Name. On September 26, 2001, and pursuant to actions of the Board of Directors and stockholders of the registrant, the registrant changed its name to New World Restaurant Group, Inc. from New World Coffee-Manhattan Bagel, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEW WORLD RESTAURANT
                                            GROUP, INC.

Date:  October 17, 2001
                                            By: /s/  Jerold E. Novack
                                                ---------------------
                                                Name:  Jerold E. Novack
                                                Title:  Chief Financial Officer